UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 7, 2010
Cooper Industries plc
(Exact Name of registrant as specified in its charter)

Ireland	1-31330	98-0632292

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Fitzwilliam Square,
Dublin 2, Ireland	2
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-209-8400
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On December 7, 2010, Cooper US, Inc., a Delaware corporation (“Cooper US”), and a subsidiary of Cooper Industries plc, completed its public offering of $250 million aggregate principal amount of its 2.375% Senior Notes due January 15, 2016 (the “2016 Notes”) and $250 million aggregate principal amount of its 3.875% Senior Notes due December 15, 2020 (the “2020 Notes” and the 2020 Notes together with the 2016 Notes, the “Notes”) and the related guarantees (the “Guarantees”). The Notes were issued under an indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), dated December 7, 2010 as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, each dated as of December 7, 2010 and each among Cooper US, Cooper Industries plc, the subsidiary guarantors named therein and the Trustee (the “Supplemental Indentures”).
          At any time, in the case of the 2016 Notes, and prior to September 15, 2020 (three months prior to the maturity date) in the case of the 2020 Notes, Cooper US may redeem the applicable series of notes, in whole at any time or in part from time to time, at its option at a redemption price equal to the greater of:
•	100% of the principal amount of the notes being redeemed; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (not including any interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indentures) plus 12.5 basis points in the case of the 2016 Notes, and 15 basis points in the case of the 2020 Notes;
plus, in each case, accrued interest to, but not including, the redemption date. At any time on or after September 15, 2020 (three months prior to their maturity date), the 2020 Notes will be redeemable, in whole or in part at any time and from time to time, at Cooper US’s option at a redemption price equal to 100% of the principal amount of the 2020 Notes to be redeemed plus accrued interest thereon to the date of redemption.
          If Cooper Industries plc experiences a Change of Control Repurchase Event (as defined in the Supplemental Indentures) with respect to a series of Notes, Cooper US will be required to offer to purchase the applicable series of Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest.
          The foregoing description of the Notes is qualified by reference to the terms of the Indenture and the Supplemental Indentures, which are hereby incorporated by reference herein.
          A copy of the press release announcing the closing is filed as Exhibit 99.1 hereto. A legality opinion of King & Spalding LLP with respect to the validity of the Notes and the Guarantees is attached hereto as Exhibit 5.1. An opinion of King & Spalding LLP related to certain tax matters is attached hereto as Exhibit 8.1. The Indenture and the Supplemental Indentures (including the forms of Note and the forms of Guarantee) are also filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit
4.1	Indenture, dated December 7, 2010, among Cooper US, Inc., Cooper Industries plc, and Deutsche Bank Trust Company Americas, as Trustee.

4.2	First Supplemental Indenture, dated December 7, 2010, among Cooper US, Inc., Cooper Industries plc, the subsidiary guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.3	Second Supplemental Indenture, dated December 7, 2010, among Cooper US, Inc., Cooper Industries plc, the subsidiary guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

5.1	Opinion of King & Spalding LLP regarding validity.

8.1	Opinion of King & Spalding LLP regarding tax matters.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	Press Release dated December 7, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER INDUSTRIES PLC (Registrant)
Date: December 7, 2010	/s/ Terrance V. Helz
Terrance V. Helz
Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit
4.1	Indenture, dated December 7, 2010, among Cooper US, Inc., Cooper Industries plc, and Deutsche Bank Trust Company Americas, as Trustee.

4.2	First Supplemental Indenture, dated December 7, 2010, among Cooper US, Inc., Cooper Industries plc, the subsidiary guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

4.3	Second Supplemental Indenture, dated December 7, 2010, among Cooper US, Inc., Cooper Industries plc, the subsidiary guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee.

5.1	Opinion of King & Spalding LLP regarding validity.

8.1	Opinion of King & Spalding LLP regarding tax matters.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	Press Release Dated December 7, 2010